ANY UNITED STATES PERSON (AS DEFINED IN THE INTERNAL REVENUE CODE
OF THE UNITED STATES) WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE
INTERNAL REVENUE CODE.

THIS NOTE IS NOT A DEPOSIT AND IS NOT INSURED BY ANY UNITED STATES
FEDERAL AGENCY.
                                                  ISIN:
BEARER                                            BEARER
No.FXR                                        U.S.$
                  DEFINITIVE NOTE IN BEARER FORM

                 THE CHASE MANHATTAN CORPORATION
                SENIOR MEDIUM-TERM NOTE, SERIES B
                           (Fixed Rate)

ORIGINAL ISSUE DATE:     INTEREST RATE:        STATED MATURITY DATE:

____________________     __________________%   ___________________

INITIAL REDEMPTION       INITIAL REDEMPTION    ANNUAL REDEMPTION
DATE:                    PERCENTAGE:           PERCENTAGE REDUCTION:

____________________     __________________    ___________________

HOLDER'S OPTIONAL       TOTAL AMOUNT OF OID:   ORIGINAL YIELD TO
REPAYMENT DATE(S):                             MATURITY:

____________________     ___________________   ___________________

INITIAL SHORT ACCRUAL   LISTING ON LUXEMBOURG  TAX REDEMPTION:
PERIOD OID:             STOCK EXCHANGE:

____________________    Yes o      No o       Yes o      No o

ISSUE PRICE:            OTHER PROVISIONS:

____________________    _________________

The Senior Medium-Term Notes, Series B (the "Notes") of which this Definitive Note in bearer form is one are listed on The Luxembourg Stock Exchange if so specified above.

          The Chase Manhattan Corporation, a Delaware corporation (the "Company"), for value received, hereby promises to pay to bearer upon presentation and surrender of this Note, the principal sum of ____________________ DOLLARS on the Stated Maturity Date specified above (except to the extent redeemed or repaid prior to the Stated Maturity Date), and to pay interest thereon at the Interest Rate per annum specified above, until the principal hereof is paid or duly made available for payment, semiannually on __________ and __________ (each an "Interest Payment Date") in each year commencing on the first Interest Payment Date next succeeding the Original Issue Date specified above, to the bearer of the coupon appertaining hereto with respect to such Interest Payment Date, and on the Stated Maturity Date shown above (or any Redemption Date as defined below or any Holder's Optional Repayment Date with respect to which such option has been exercised, each such Stated Maturity Date, Redemption Date and Holder's Optional Repayment Date being herein referred to as a "Maturity Date" with respect to the principal payable on such date) to the bearer of this Note. Interest on this Note will accrue from the most recent Interest Payment Date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from the Original Issue Date specified above until the principal hereof has been paid or duly made available for payment. If the Maturity Date or an Interest Payment Date falls on a day which is not a Business Day as defined below, principal, premium, if any, or interest payable with respect to such Maturity Date or Interest Payment Date will be paid on the next succeeding Business Day with the same force and effect as if made on such Maturity Date or Interest Payment Date, as the case may be, and no interest on such payment shall accrue for the period from and after such Maturity Date or Interest Payment Date, as the case may be. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date or the Maturity Date will, subject to certain exceptions, be paid upon presentation and surrender of the coupons attached hereto or, at maturity, surrender of this Note at the principal office of any of the Paying Agents (as defined below).

     As used herein, "Business Day" means any day other than a Saturday, Sunday, legal holiday or other day on which banks in the City of London or in Luxembourg are authorized or required by law, regulation or executive order to close.

     Payment of the principal of, and premium, if any, of this Note will be made in immediately available funds, upon presentation of this Note, and payment of interest due on this Note will be made in immediately available funds, upon presentation of the appropriate coupon attached hereto, at the designated office or agency of the Paying Agents (as defined below) by credit or transfer to an account with a bank in Europe. No payment with respect to this Note will be made at any office or agency maintained by the Company in the United States nor will any such payment be made by transfer to an account, or by mail to an address, in the United States. Notwithstanding the foregoing, payments of principal and interest on this Note will be made in U.S. dollars at the principal office of The Chase Manhattan Bank, N.A. (the "Bank") in The City of New York where at any particular time its corporate trust business shall be administered if payment of the full amount thereof in U.S. dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions.

     Interest on and principal of this Note due on the Interest Payment Dates and at any Maturity Date, as the case may be, will be paid without discrimination as to nationality or domicile of the Holder of this Note or coupons attached hereto and without requiring the presentation of an affidavit of any kind or the fulfillment of any other formality, except as may be prescribed by applicable laws or regulations in the country in which such payment is made and except as provided in this Note.

     This Senior Medium-Term Note, Series B is one of a duly authorized series of Senior Debt Securities (hereinafter called the "Securities") of the Company issued and to be issued under an Indenture dated as of July 1, 1986, as supplemented by a First Supplemental Indenture, dated as of November 1, 1990 and a Second Supplemental Indenture, dated as of May 1, 1991, (as so amended and supplemented, the "Indenture"), between the Company and Bankers Trust Company as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the Senior Medium-Term Notes, Series B (the "Senior Medium-Term Notes" or the "Notes") and the terms upon which the Senior Medium-Term Notes are, and are to be, authenticated and delivered. The Bank acting through its corporate trust office at Woolgate House, Coleman Street, London EC2P 2HD (the "Principal Paying Agent"), and Chase Manhattan Bank Luxembourg S.A., 5 Rue Plaetis, L-2338 Luxembourg are initial paying agents for the payment of interest and principal of the Senior Medium-Term Notes (each, along with any other paying agents from time to time duly appointed by the Company in accordance with the provisions of the Indenture, a "Paying Agent"); and the Bank acting through its corporate trust office in London is the authenticating agent for the Senior Medium-Term Notes (the "Paying and Authenticating Agent"). The Senior Medium-Term Notes may bear different Original Issue Dates, mature at different times, bear interest at different rates and vary in such other ways as are provided in the Indenture, and the terms of which are specified in the applicable pricing supplement relating thereto.

     This Note is not subject to any sinking fund.

     This Note may be subject to repayment at the option of the Holder on any Holder's Optional Repayment Date(s), if any, indicated above. If no Holder's Optional Repayment Dates are set forth above, this Note may not be so repaid at the option of the Holder hereof prior to the Stated Maturity Date. On any Holder's Optional Repayment Date this Note shall be repayable in whole or in part in increments of $5,000 (provided that any remaining principal hereof shall be at least $5,000) at the option of the Holder hereof at a repayment price equal to 100% of the principal amount to be repaid, together with interest thereon payable to the date of repayment. For this Note to be repaid in whole or in part at the option of the Holder hereof, this Note must be received together with any coupons appertaining hereto by the Paying and Authenticating Agent at the principal corporate trust office of the Bank at its office at Woolgate House, Coleman Street, London EC2P 2HD, or at the office of Chase Manhattan Bank Luxembourg S.A., 5 Rue Plaetis, L-2338 Luxembourg, or such other address which the Company shall from time to time notify the Holders of the Senior Medium-Term Notes, not more than 60 nor less than 30 days prior to a Holder's Optional Repayment Date. Exercise of such repayment option by the Holder hereof shall be irrevocable.

     This Note may be redeemed at the option of the Company on any date on and after the Initial Redemption Date, if any, specified above (the "Redemption Date"), except as provided in the next succeeding paragraph. If no Initial Redemption Date is set forth above, this Note may not be redeemed at the option of the Company prior to the Stated Maturity Date, except in the event the Company is required to pay any Additional Amounts (as defined below) with respect to the payment of principal and interest on this Note. On and after the Initial Redemption Date, if any, this Note may be redeemed at any time in whole or from time to time in part in increments of $5,000 (provided that any remaining principal hereof shall be at least $5,000) at the option of the Company at the applicable Redemption Price (as defined below) together with interest thereon payable to the Redemption Date, on notice given to the Holder not more than 60 nor less than 30 days prior to the Redemption Date. In the event of redemption of this Note in part only, a new Note for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the surrender hereof.

     Unless otherwise indicated on the face hereof, this Note will be subject to redemption as a whole but not in part at the option of the Company, at a redemption price equal to the principal amount hereof (or if this Note is an Original Issue Discount Note at the Amortized Face Amount(as defined below)) together with accrued and unpaid interest, if any, to the date fixed for redemption, upon notice as described below, if the Company determines that as a result of any change in or amendment to the laws (or any regulations or rulings promulgated thereunder) of the United States or of any political subdivision or taxing authority thereof or therein affecting taxation, or any change in the application or official interpretation of such laws, regulations or rulings, which change or amendment becomes effective on or after the date hereof, the Company has or will become obligated to pay Additional Amounts (as hereinafter defined) with respect to this Note as described below; provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Company would be obligated to pay such Additional Amounts were a payment in respect of this Note then due. The Company will make its determination with respect to redemption as soon as practicable after it becomes aware of an event that might give rise to such a determination, such determination to be evidenced by the delivery to the Trustee of an Officer's Certificate with respect thereto. If the Company has elected to redeem this Note, the Trustee will give notice to the Holder hereof within 15 days after the date the Trustee is notified of the Company's election to redeem this Note or make additional payments as described above. Such notice will state the nature of the Company's election, the reasons for and the nature of such determination and the last day by which redemption may be made.

     The Company will, subject to the limitations and exceptions set forth below, pay to the Holder hereof or of any coupon appertaining hereto, who is a United States Alien (as hereinafter defined) such additional amounts (the "Additional Amounts") as may be necessary so that every net payment to such Holder of principal and premium, if any, and interest, if any, on this Note, after deduction or withholding for or on account of any present or future tax, assessment of other governmental charge imposed upon such Holder, or by reason of the making of such net or additional payment, by the United States, or any political subdivision or taxing authority thereof or therein, will not be less than the amount provided for in this Note to be then due and payable. However, the Company shall not be required to make any such payment of Additional Amounts for or on account of:

          (1) any tax, assessment or other governmental charge which would not have been imposed but for (i) the existence of any present or former connection between such Holder (or between a fiduciary, settlor or beneficiary of, or possessor of a power over, such Holder, if such Holder is an estate or a trust, or between a member or shareholder of such Holder, if such Holder is a partnership or corporation) and the United States, including, without limitation, such Holder (or such fiduciary, settlor, beneficiary, possessor, member or shareholder) being or having been a citizen or resident or treated as a resident thereof, or being or having been engaged in a trade or business or present therein, or having or having had a permanent establishment therein, or (ii) the presentation of this Note or any coupon appertaining hereto for payment on a date more than 15 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

          (2) any estate, inheritance, gift, sales, transfer, personal property or any similar tax, assessment or other governmental charge;

          (3) any tax, assessment or other governmental charge imposed by reason of such Holder's past or present status (i) as a private foundation or other tax exempt organization or a domestic or foreign personal holding company with respect to the United
     States, (ii) as a corporation that accumulates earnings to avoid United States income taxes, (iii) as a controlled foreign corporation with respect to the United States, (iv) as the owner, actually or constructively, of 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote, or (v) as a bank that acquires a Note as an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business;

          (4) any tax, assessment or other governmental charge which is payable primarily otherwise than by deduction or withholding from payments on this Note;

          (5) any tax, assessment or other governmental charge that would not have been imposed but for a failure to comply with applicable certification, information or other reporting requirements concerning the nationality, residence, identity or connection with the United States of the Holder of this Note if, without regard to any tax treaty, such compliance is required by statute or regulation of the United States as a precondition to relief or exemption from such tax, assessment or other governmental charge;

          (6) any tax, assessment or other governmental charge required to be withheld by any Paying Agent from a payment on this Note, if such payment can be made without such withholding by any other
     Paying Agent of the Company outside the United States;

          (7) any tax, assessment or other governmental charge that would not have been so imposed but for the Holder being or having been a person within a country with respect to which the United States Treasury Department has determined under Sections 871(h)(6) and 881(c)(6) of the Internal Revenue Code of 1986, as amended (the "Code"), on or before the Original Issue Date specified above that payments of interest to persons within such country are not subject to the repeal of the United States withholding tax provided for in Sections 871(h) and 881(c) of the Code; or

          (8)  any combination of items (1), (2), (3), (4), (5), (6) or (7), above;

nor shall Additional Amounts be paid to any Holder who is a fiduciary or partnership or other than the sole owner of this Note or any coupon appertaining hereto to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such partnership or the owner would not have been entitled to payment of the Additional Amount had such beneficiary, settlor, member or owner been the sole owner of this Note or coupon, as the case may be. The term "United States Alien" means any person who, for United States federal income tax purposes, is a foreign corporation, a nonresident alien individual, a nonresident alien fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, for United States federal income tax purposes, a foreign corporation, a nonresident alien individual or a nonresident alien fiduciary of a foreign estate or trust.

     Except as specifically provided above, the Company will not be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein.

     Notices to the Holder of this Note with respect to redemption as provided above will be given as specified in the Indenture not more than 60 nor less than 30 days prior to the Redemption Date.

     If this Note is redeemable at the option of the Company (other than as a result of the Company being obliged to pay Additional Amounts as provided above), the "Redemption Price" shall initially be the Initial Redemption Percentage, specified above, of the principal amount of this Note to be redeemed and shall decline at each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction, if any, specified above, of the principal amount to be redeemed until the Redemption Price is 100% of such principal amount.

     The "Amortized Face Amount" of an Original Issue Discount Note shall be the amount equal to (i) the Issue Price set forth above plus (ii) that portion of the difference between the Issue Price and the principal amount of such Note that has accrued at the Original Yield to Maturity (computed in accordance with generally accepted United States bond yield computation principles) by the date of calculation, as calculated by the Paying and Authenticating Agent, but in no event shall the Amortized Face Amount of an Original Issue Discount Note exceed its principal amount.

     Interest payments on this Note will include interest accrued to but excluding the Interest Payment Date or the Maturity Date, as the case may be. Interest payments for this Note will be computed and paid on the basis of a 360-day year of twelve 30-day months.

     If an Event of Default with respect to the Senior Medium-Term Notes shall occur and be continuing, the Trustee or the Holders of not less than 25% in principal amount (or Amortized Face Amount, in the case of Original Issue Discount Notes) of the Outstanding Senior Medium-Term Notes may declare the principal (or Amortized Face Amount, in the case of Original Issue Discount Notes) of all the Senior Medium-Term Notes due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of 66 2/3% in aggregate principal amount of the Securities at the time outstanding of each series affected thereby. The

Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time outstanding, on behalf of the Holders of all Securities of each series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the time, place, and rate, and in the currency, currency unit or composite currency, prescribed herein and in the Indenture.

     The Company, the Trustee and the Paying Agents may deem and treat the Holder of this Note or any coupons attached hereto as the absolute owner of such Note or such coupon for the purpose of receiving payment herefor, or on account herefor, and for all purposes, whether or not this Note or any coupons attached hereto be overdue and notwithstanding any notation of ownership or other writing hereon, and neither the Company, the Trustee nor the Paying Agents shall be affected by notice to the contrary.

     No recourse shall be had for the payment of the principal of (and premium, if any) or the interest on this Note or any coupon appertaining hereto, or for any claim based hereon or thereon or otherwise in respect hereof or thereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

     The Indenture and the Senior Medium-Term Notes shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State.

     All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     This Note or any coupons attached hereto may be transferred by delivery.

     This Note is issued in denominations of U.S.$100,000 or U.S.
$5,000.

     Unless the Certificate of Authentication hereon has been executed by the Authenticating Agent or the Trustee under the Indenture by the manual signature of one of its authorized officers, neither this Note nor any coupon appertaining hereto shall be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed, manually or in facsimile, and its corporate seal to be imprinted hereon.

                              THE CHASE MANHATTAN CORPORATION


                              By:  _____________________





          [SEAL]              By:  _____________________




TRUSTEE'S CERTIFICATE OF AUTHENTICATION:
This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Bankers Trust Company, as Trustee  or  Bankers Trust Company,
                                        as Trustee

                                 By: The Chase Manhattan Bank, N.A.,
                                     as Authenticating Agent


By:________________________      By:______________________________
   Authorized Officer               Authorized Officer

                          FORM OF COUPON

(Face of Coupon)

ANY UNITED STATES PERSON (AS DEFINED IN THE INTERNAL REVENUE CODE
OF THE UNITED STATES) WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE
INTERNAL REVENUE CODE.

BEARER                                       ISIN:
NO. FXR-                                     BEARER


                 THE CHASE MANHATTAN CORPORATION
             SUBORDINATED MEDIUM-TERM NOTE, SERIES B


This coupon is payable to bearer (subject to    Coupon for the
the terms and conditions endorsed on the Notes  amount of
to which this coupon appertains, which shall be interest due on binding upon the Holder of this coupon whether the Interest
or not it is for the time being attached to     Payment Date
such Note) at the specified offices of the      falling on [  ]
paying agents set out on the reverse hereof or  [19[ ]/20[ ]]
any other or further offices as may from time   $____________
to time be appointed and notified to the noteholders.


     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed in facsimile.

                              THE CHASE MANHATTAN CORPORATION



                              By:  ___________________
                                   Name:
                                   Title:


                              By:  ___________________
                                   Name:
                                   Title:

(Reverse of Coupon)

                          PAYING AGENTS


The Chase Manhattan Bank, N.A.
Woolgate House
Coleman Street
London EC2P 2HD

Chase Manhattan Bank Luxembourg S.A.
5 Rue Plaetis
L-2338 Luxembourg

and/or such other or further paying agents and/or specified offices as may from time to time be duly appointed by the Company in accordance with the provisions of the Indenture.




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